EXHIBIT 99.1

Contact:    Michael D. Becker
            Vice President,
            Corporate Communications &
            Investor Relations
            609-750-8289


      State of Wisconsin Investment Board Agrees to Purchase an Additional
                      $8.19 Million in Cytogen Common Stock


PRINCETON, NJ - June 18, 2001 - Cytogen Corporation (Nasdaq: CYTO), a biopharmaceutical company with an established and growing product line in prostate cancer and a leadership position in proteomics research, today announced that it has executed an agreement with its largest current shareholder, the State of Wisconsin Investment Board (SWIB), to sell $8.19 million of common stock. The Company will sell a total of 1,820,000 registered shares to SWIB at $4.50 per share.

"This investment adds further strength to our balance sheet as it provides funding to expand our prostate cancer franchise and our leadership position in charting protein-signaling pathways via our AxCell Biosciences subsidiary. We are very pleased that the State of Wisconsin Investment Board continues to support our corporate strategy and recognizes the potential of our technology," said H. Joseph Reiser, Ph.D., Cytogen's president and chief executive officer.

Proceeds of the offering will be used primarily for general corporate purposes, including advancing AxCell's proprietary proteomics technology, marketing and sales initiatives for key oncology products, and development of the Company's prostate specific membrane antigen (PSMA) technology. Under the agreement with SWIB, the Company has agreed to discontinue use of its equity line.

John Nelson, Investment Director for the State of Wisconsin Investment Board, stated, "We are pleased to have the opportunity to increase our position in Cytogen. In our opinion, the company has made significant progress in developing products for the oncology and proteomics markets." The State of Wisconsin Investment Board manages investments of over $65 billion on behalf of 473,000 government employees and retirees.

Cytogen Corporation of Princeton, NJ, is a biopharmaceutical company with an established and growing product line in prostate cancer and other areas of oncology, and a leadership position in proteomics research designed to accelerate drug discovery and development. In oncology, products include ProstaScint(R) (a monoclonal antibody-based imaging agent used to image the extent and spread of prostate cancer); BrachySeed(TM) (a uniquely designed next-generation radioactive seed implant for the treatment of localized prostate cancer), Quadramet(R) (a therapeutic agent marketed for the relief of bone pain in prostate and other types of cancer), and OncoScint CR/OV(R) (a monoclonal antibody-based imaging agent for colorectal and ovarian cancer). Cytogen is evolving a pipeline of oncology product candidates by exploiting its prostate specific membrane antigen, or PSMA, technologies, which are exclusively licensed from Memorial Sloan-Kettering Cancer Center. AxCell Biosciences, a subsidiary of Cytogen Corporation, is a leader in the effort to chart protein-signaling pathways for use in accelerating drug discovery and development. In conjunction with InforMax, Inc., AxCell intends to market the ProChart(TM) database of protein interactions as a discovery and development tool for subscribers in the pharmaceutical, biotechnology and agricultural industries. Cytogen plans to use AxCell's findings to develop novel drug targets independently or via collaborative ventures. For more information, visit http://www.cytogen.com.

THIS PRESS RELEASE CONTAINS CERTAIN "FORWARD-LOOKING" STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. INFORMATION IN THIS PRESS RELEASE, WHICH IS NOT HISTORICAL, IS FORWARD LOOKING AND INVOLVES A NUMBER OF RISKS AND UNCERTAINTIES. INVESTORS ARE CAUTIONED NOT TO PUT ANY UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENT. THE COMPANY'S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE COMPANY'S HISTORICAL RESULTS OF OPERATIONS AND THOSE DISCUSSED IN THE FORWARD-LOOKING STATEMENTS FOR VARIOUS REASONS, INCLUDING, BUT NOT LIMITED TO THE COMPANY'S ABILITY TO CARRY OUT ITS BUSINESS PLAN, TO SUCCESSFULLY DEVELOP AND COMMERCIALIZE ACCEPTANCE OF ITS PRODUCTS SUCH AS PROCHART(TM), ABILITY TO FUND DEVELOPMENT NECESSARY FOR EXISTING PRODUCTS AND FOR THE PURSUIT OF NEW PRODUCT OPPORTUNITIES, THE RISK OF WHETHER PRODUCTS RESULT FROM DEVELOPMENT ACTIVITIES, PROTECTION OF ITS INTELLECTUAL PROPERTY PORTFOLIO, ABILITY TO INTEGRATE IN-LICENSED PRODUCTS SUCH AS BRACHYSEED(TM), ABILITY TO ESTABLISH AND SUCCESSFULLY COMPLETE CLINICAL TRIALS WHERE REQUIRED FOR PRODUCT APPROVAL, THE RISK ASSOCIATED WITH OBTAINING THE NECESSARY REGULATORY APPROVALS, DEPENDENCE ON ITS PARTNERS FOR DEVELOPMENT OF CERTAIN PROJECTS, THE ABILITY TO OBTAIN FOREIGN REGULATORY APPROVALS FOR PRODUCTS AND TO ESTABLISH MARKETING ARRANGEMENTS IN COUNTRIES WHERE APPROVAL IS OBTAINED, AND OTHER FACTORS DISCUSSED IN THE COMPANY'S 2000 FORM 10-K AND FROM TIME-TO-TIME THE COMPANY'S OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY SPECIFICALLY DISCLAIMS ANY INTENTION OR DUTY TO UPDATE ANY FORWARD-LOOKING STATEMENTS, AND THESE STATEMENTS REPRESENT THE COMPANY'S CURRENT OUTLOOK ONLY AS OF THE DATE GIVEN.

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